UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

EL PASO HOLDCO LLC

(successor in interest to El Paso Corporation)

(Exact name of registrant as specified in its charter)

Delaware	1-14365	45-3953911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-420-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective on May 25, 2012, Kinder Morgan, Inc. (“KMI”) completed the acquisition of El Paso Corporation, a Delaware corporation (f/k/a Sirius Holdings Merger Corporation) (“New El Paso”), pursuant to the Agreement and Plan of Merger dated October 16, 2011 (the “Merger Agreement”), by and among KMI, Sherpa Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of KMI, Sherpa Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of KMI, New El Paso and El Paso LLC, a Delaware limited liability company and wholly owned subsidiary of New El Paso (f/k/a El Paso Corporation and successor in interest to Sirius Merger Corporation).

Pursuant to the Merger Agreement, Sherpa Merger Sub, Inc. was merged with and into New El Paso, with New El Paso surviving the merger as a wholly owned subsidiary of KMI (the “Merger”). Immediately following the Merger, New El Paso was merged with and into Sherpa Acquisition, LLC, with Sherpa Acquisition, LLC surviving the merger and being renamed El Paso Holdco LLC. Upon completion of these transactions, El Paso LLC became a direct, wholly owned subsidiary of El Paso Holdco LLC, which is a direct, wholly owned subsidiary of KMI.

Under the Merger Agreement, at the effective time of the Merger, each share of New El Paso common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of New El Paso common stock held directly or indirectly by KMI or New El Paso or any of their subsidiaries or dissenting shares in accordance with Delaware law) was converted into the right to receive, at the election of the holder but subject to proration, one of the following (the “Merger Consideration”): (i) 0.9635 of a share of Kinder Morgan Class P common stock and 0.640 of a warrant to purchase one share of Kinder Morgan Class P common stock (the “Cash Election”); (ii) $25.91 in cash without interest and 0.640 of a warrant to purchase one share of Kinder Morgan Class P common stock; or (iii) 0.4187 of a share of Kinder Morgan Class P common stock, $14.65 in cash without interest and 0.640 of a warrant to purchase one share of Kinder Morgan Class P common stock (the “Mixed Election”). Outstanding El Paso equity awards were converted into the right to receive, at the equity award holder’s election but subject to proration, either the Cash Election or the Mixed Election.

The final results of the Merger Consideration election (taking into account New El Paso stockholders and equity awards holders) are as follows:

•	Holders of approximately 76.4% of outstanding New El Paso shares, or 601,973,265 New El Paso shares, elected to receive the Stock Consideration;

•	Holders of approximately 0.8% of outstanding New El Paso shares, or 6,238,673 New El Paso shares, elected to receive the Cash Consideration;

•	Holders of approximately 7.9% of outstanding New El Paso shares, or 62,671,613 New El Paso shares, elected to receive the Mixed Consideration; and

•	Holders of approximately 14.9% of outstanding New El Paso shares, or 117,552,254 New El Paso shares, made no election. These holders will receive the Mixed Consideration.

Because it was oversubscribed, the Stock Consideration underwent a proration adjustment, and holders of New El Paso shares electing the Stock Consideration will receive, on a rounded basis, 0.4231 of a share of Kinder Morgan Class P common stock, $14.53 in cash without interest and 0.640 of a warrant to purchase one share of Kinder Morgan Class P common stock for each share of New El Paso common stock.

In connection with the Merger, KMI will issue approximately 330.2 million shares of Kinder Morgan Class P common stock and approximately 504.6 million warrants and will pay approximately $11,550.6 million in cash to former New El Paso stockholders and New El Paso equity award holders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by El Paso Corporation on October 18, 2011 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of New El Paso common stock was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. New El Paso requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of New El Paso common stock. New El Paso common stock was delisted and removed from trading on the Exchange on May 25, 2012.

In addition, KMI intends to file with the SEC a certification and notice of termination on Form 15 requesting that New El Paso common stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and that New El Paso’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common stock be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of New El Paso common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of New El Paso common stock held directly or indirectly by KMI or New El Paso or any of their subsidiaries or dissenting shares in accordance with Delaware law) was converted into the right to receive the Merger Consideration.

At the effective time of the Merger, holders of shares of New El Paso common stock ceased to have any rights as stockholders of New El Paso, other than the right to receive the Merger Consideration in accordance with the Merger Agreement or, in the case of shares of New El Paso common stock held by stockholders properly exercising appraisal rights available under Section 262 of the Delaware General Corporation Law, appraisal rights.

At the effective time of the Merger, each outstanding stock option, restricted share and performance-based restricted stock unit was converted into the right to receive, at the election of the holder (which election applied to all, but not less than all, of such holder’s outstanding equity awards), but subject to proration with respect to the cash portion, either cash or a mixture of cash and shares of KMI common stock for all shares subject to such awards (in the case of stock options, less the aggregate exercise price). Such holders also received the warrants as part of the Merger Consideration. Holders of such stock options, restricted shares and performance-based restricted stock units (and common stock purchased in respect of options, if any, outstanding under the El Paso ESPP as of immediately prior to closing) were not able to make a stock election. In the case of performance-based restricted stock units, performance was deemed to be attained at target.

The information in Item 2.01 is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the Merger, KMI, as sole member of El Paso Holdco LLC, approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to audit the consolidated financial statements of El Paso Holdco LLC for the year ending December 31, 2012 in replacement of Ernst & Young LLP (“E&Y”), which was dismissed as El Paso Holdco LLC’s independent auditor, effective as of May 25, 2012. Because El Paso Holdco LLC’s financial statements will be consolidated with those of KMI following the Merger, PwC, which is the independent auditor of KMI and its subsidiaries, was chosen to be El Paso Holdco LLC’s independent auditor as well.

The reports of E&Y on the consolidated financial statements of El Paso Corporation, the predecessor of El Paso Holdco LLC, for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of El Paso Corporation’s consolidated financial statements for the years ended December 31, 2011 and 2010, and during the subsequent interim period through May 25, 2012, there were no disagreements between El Paso Corporation and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its reports.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended December 31, 2011 and 2010 and the subsequent interim period through May 25, 2012.

El Paso Corporation has not consulted with PwC during the years ended December 31, 2011 and 2010 or any subsequent interim period through May 25, 2012 on either the application of accounting principles or the type of opinion PwC might issue on El Paso Corporation’s financial statements.

In accordance with the rules of the Securities and Exchange Commission, El Paso Holdco LLC provided E&Y a copy of the disclosures made under this Item 4.01 and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the above statements. Such letter is attached as Exhibit 16.1.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of New El Paso occurred on May 25, 2012, and New El Paso became an indirect, wholly owned subsidiary of KMI.

KMI’s sources of funds for the Merger include KMI common stock and warrants and cash. In order to (i) fund the cash consideration for the transactions of approximately $11.5 billion, (ii) repay or redeem certain indebtedness of El Paso outstanding on the closing date of the Merger and (iii) pay fees and expenses in connection with the Merger and related transactions and the Debt Financing of approximately $300 million, KMI entered into the following agreements (together, the “Debt Financing”): (x) an amendment to Kinder Morgan Kansas, Inc.’s (“KMK”) $1.0 billion revolving credit facility, dated May 30, 2007, to provide, among other things, for KMK to merge directly or indirectly with KMI, with KMI succeeding KMK as borrower under such facility, (y) an incremental joinder agreement which provides for $750 million in additional commitments under such credit facility effective upon such facility’s amendment and restatement, and (z) an acquisition debt facilities credit agreement containing a $6.8 billion 364-day facility and a $5.0 billion 3-year term loan facility.

The foregoing description of the Debt Financing does not purport to be complete and is qualified in its entirety by reference to KMI’s Current Report on Form 8-K filed with the Securities and Exchange Commission by El Paso Corporation on February 16, 2012 and to the agreements attached as Exhibits 10.72, 10.73 and 10.74 to KMI’s Post-Effective Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on February 27, 2012 and incorporated herein by reference.

The information in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of the members of the New El Paso board of directors resigned from the board and ceased to be directors of New El Paso. The members of the New El Paso board immediately prior to the effective time of the Merger were Messrs. Juan Carlos Braniff, David W. Crane, Douglas L. Foshee, Robert W. Goldman, Anthony W. Hall, Jr., Thomas R. Hix, Ferrell P. McClean, Timothy J. Probert, Steven J. Shapiro, J. Michael Talbert, Robert F. Vagt and John L. Whitmire. Following the merger of New El Paso with and into El Paso Holdco LLC, as described in Item 2.01, KMI, as sole member, manages the surviving entity.

At the effective time of the Merger, the following officers of New El Paso resigned from their positions: Douglas L. Foshee, Chairman, President and Chief Executive Officer; John R. Sult, Executive Vice President and Chief Financial Officer; James C. Yardley, Executive Vice President and President Pipeline Group; D. Mark Leland, Executive Vice President and President of Midstream; Robert W. Baker, Executive Vice President and General Counsel; James J. Cleary, President of Western Pipeline Group; Susan B. Ortenstone, Executive Vice President and Chief Administrative Officer; and Dane E. Whitehead, Senior Vice President of Strategy and Enterprise Business Development.

As of the effective time of the Merger, Messrs. Hall and Vagt were elected to the board of directors of KMI. Mr. Hall and Mr. Vagt were selected as directors pursuant to the terms of the Merger Agreement which provides that KMI will take all action necessary, including increasing the size of the its board and amending its shareholders agreement to effect such increase, to elect two individuals designated by New El Paso to the KMI board of directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the effective time of the merger of New El Paso with and into El Paso Holdco LLC, as contemplated by the Merger Agreement, the certificate of formation and limited liability company agreement of El Paso Holdco LLC became the certificate of formation and limited liability company agreement of the surviving entity. The certificate of formation and limited liability company agreement of El Paso Holdco LLC are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On May 24 2012, KMI issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2011, by and among El Paso Corporation, Sirius Holdings Merger Corporation, Sirius Merger Corporation, Kinder Morgan, Inc., Sherpa Merger Sub, Inc. and Sherpa Acquisition, LLC (filed as Exhibit 2.1 to El Paso Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2011 and incorporated herein by reference).

3.1	Certificate of Formation of El Paso Holdco LLC, as amended.

3.2	Amended and Restated Limited Liability Company Agreement of El Paso Holdco LLC.

16.1	Letter of E&Y regarding change in certifying accountant.

99.1	Press Release dated May 24, 2012.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO HOLDCO LLC (successor in interest to El Paso Corporation)

Dated: May 30, 2012	By:	/s/ Joseph Listengart
Joseph Listengart Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2011, by and among El Paso Corporation, Sirius Holdings Merger Corporation, Sirius Merger Corporation, Kinder Morgan, Inc., Sherpa Merger Sub, Inc. and Sherpa Acquisition, LLC (filed as Exhibit 2.1 to El Paso Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2011 and incorporated herein by reference).

3.1	Certificate of Formation of El Paso Holdco LLC, as amended.

3.2	Amended and Restated Limited Liability Company Agreement of El Paso Holdco LLC.

16.1	Letter of E&Y regarding change in certifying accountant.

99.1	Press Release dated May 24, 2012.